Exhibit 10.1

AMENDMENT NO. 5

TO

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT dated as of May 4, 2006 (this “Amendment”) is entered into among AVISTA RECEIVABLES CORP. (the “Seller”), AVISTA CORPORATION (the “Servicer”), RANGER FUNDING COMPANY LLC (formerly known as Receivables Capital Company LLC) (the “Conduit Purchaser”) and BANK OF AMERICA, N.A., as “Committed Purchaser” (in such capacity, the “Committed Purchaser”) and as “Administrator” (in such capacity, the “Administrator”) under the Receivables Purchase Agreement defined below. Capitalized terms used herein but not defined herein shall have the meanings provided in such Receivables Purchase Agreement.

WITNESSETH

WHEREAS, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator are parties to that certain Receivables Purchase Agreement dated as of May 29, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator hereby agree as follows:

SECTION 1. Amendments. Subject to the fulfillment of the condition precedent set forth in Section 2 below, the Receivables Purchase Agreement is hereby amended as follows:

1.1 Section 7.03(e)(i) of the Receivables Purchase Agreement is amended by deleting the period at the end thereof and inserting the following at the end thereof:

; provided, that, the Parent and its Affiliates may consummate the Reorganization Transactions if the following conditions are satisfied: (v) at all times before and after giving effect to the Reorganization Transactions, Avista Corporation (provided that its name may be changed in connection with the Reorganization Transactions so long as the Parent (i) provides to the Administrator not less than thirty (30) days prior written notice thereof and (ii) takes all steps under the UCC that the Administrator may request to continue the perfection and priority of the Seller’s interest in the Pool Receivables and the Related Rights (as defined in the Purchase Agreement) will continue to be the Originator and the Servicer and the owner of all of the issued and outstanding capital stock of Seller, and the Parent will continue to operate its utility business subject to regulation by the applicable state public utility commissions and the U.S. Federal Energy Regulatory Commission; (w) both before and after giving effect to the Reorganization Transactions no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing; (x) not less than five Business Days prior to consummation of the Reorganization Transactions, the Parent shall have delivered to the Administrator consolidated and consolidating statements of income and statements of cash flow of the Parent and its consolidated Subsidiaries, as of the date of those statements most recently delivered to the Administrator pursuant to Section 7.02, reflecting on a pro forma basis the transfer by the Parent of the capital stock of Avista Capital to AVA Formation Corp., certified by the chief financial officer or treasurer (each, a “Financial Officer”) of the Parent, and a copy of the Plan of Exchange, certified by an executive officer or Financial Officer of the Parent or any other officer or similar official responsible for the administration of the Parent’s obligations hereunder (each such person, a “Responsible Officer”); (y) concurrently with the delivery of financial statements under the immediately preceding clause (x), the Parent shall have delivered to the Administrator (i) a certificate of the relevant accounting firm opining on or certifying such statements or Financial Officer (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that to the knowledge of the accounting firm or the Financial Officer, as the case may be, no Liquidation Event or Unmatured Liquidation Event has occurred, and (ii) a certificate of a Financial Officer of the Parent setting forth in reasonable detail such calculations as are required to establish whether the Parent was in compliance with Section 7.01 (k) on a pro forma basis on the date of such financial statements, and (z) a certificate of a Responsible Officer, in form and substance satisfactory to the Administrator, stating that the Reorganization Transactions have been effected in accordance with the Plan of Exchange, without amendment, modification or waiver of any kind not consented to by the Administrator and that the conditions of this Section 7.03(e)(i) have been satisfied.

1.2 Clause (i) of Section 7.01(k) of the Receivables Purchase Agreement is amended and restated in its entirety as follows:

(i) Consolidated Total Debt to Consolidated Total Capitalization to be greater than (a) at any time prior to consummation of the Reorganization Transactions, 0.70 to 1.00, (b) at any time during the period from and after consummation of the Reorganization Transactions to and including December 31, 2007, 0.75 to 1.00, and (c) at any time on and after January 1, 2008, 0.70 to 1.00, or

1.3 Section 10.01(m) of the Receivables Purchase Agreement is amended and restated in its entirety as follows:

(m) Seller or Parent is subject to a Change-in-Control other than, solely with respect to the Parent, as a direct and proximate result of the consummation of the Reorganization Transactions in strict compliance with Section 7.03(e)(i); or

1.4 Appendix A to the Receivables Purchase Agreement is amended by inserting the following definitions of “Plan of Exchange” and “Reorganization Transactions” in alphabetical order therein:

“Plan of Exchange” means the Plan of Share Exchange, dated as of February 13, 2006, between the Parent and AVA Formation Corp., a Washington corporation.

“Reorganization Transactions” means the reorganization transactions described in the AVA Formation Corp. Registration Statement under the Securities Act of 1933 on Form S-4, filed on February 15, 2006, Registration No. 333-131872, under the heading “Holding Company Proposal”, including the Share Exchange and the Avista Capital Dividend, in each case as defined in said Registration Statement, as amended by Amendment No. 1 and Amendment No. 2 thereto filed on March 23, 2006 and April 7, 2006, respectively.

SECTION 2. Condition Precedent. The effectiveness of this Amendment is subject to the satisfaction of the condition precedent that the Administrator shall have received (which receipt may be by facsimile transmission) counterparts of this Amendment, executed by the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (ii) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in Article 6 of the Receivables Purchase Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. The Seller further represents and warrants that before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Liquidation Event or an Unmatured Liquidation Event.

SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

4.1 Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

4.2 Except as specifically amended above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrator, the Conduit Purchaser or the Committed Purchaser under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

AVISTA RECEIVABLES CORP., as Seller

By:	/s/ Diane C. Thoren
Name: Diane C. Thoren
Title: Vice President

AVISTA CORPORATION, as Servicer

By:	/s/ Christy M. Burmeister-Smith
Name: Christy M. Burmeister-Smith
Title: Vice President and Treasurer

Signature Page to

Amendment No. 5 to Receivables Purchase Agreement

RANGER FUNDING COMPANY LLC (formerly known as Receivables Capital Company LLC), as Conduit Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

Signature Page to

Amendment No. 5 to Receivables Purchase Agreement

BANK OF AMERICA, N.A., as Committed Purchaser and as Administrator

By:	/s/ Jeffrey K. Fricano
Name: Jeffrey K. Fricano
Title: Vice President

Signature Page to

Amendment No. 5 to Receivables Purchase Agreement